Exhibit 10.1

AMENDED AND RESTATED

SUPPLEMENTAL RETIREMENT AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT is made and entered into as of the 13th day of December, 2005, by and between Strata Bank, a bank chartered under the laws of Massachusetts with its headquarters located in Medway, Massachusetts (the “Bank”), Service Bancorp, MHC, a corporation chartered under the laws of Massachusetts (“Service Bancorp, MHC” or “MHC”), Service Bancorp, Inc., a corporation chartered under the laws of Massachusetts (the “Company”) and Pamela J. Montpelier (the “Executive”).

WITNESSETH:

WHEREAS, the Executive is employed by MHC, the Company and the Bank in senior executive capacities, respectively;

WHEREAS, because of the Executive’s experience, knowledge of the affairs of the Company, and reputation and contacts in the Company’s industry, the Company deems the Executive’s continued employment with the Company important for its future growth;

WHEREAS, it is the desire of the Company and in its best interest that the Executive’s services be retained;

WHEREAS, in order to induce the Executive to continue in the employ of the Company, the Company, MHC, the Bank and the Executive entered a Supplemental Retirement Agreement (the “Agreement”) dated March 18, 2003 to provide her or her beneficiaries with certain benefits in accordance with the terms and conditions hereinafter set forth; and

WHEREAS, the Company, MHC, the Bank and the Executive now desire to amend the Agreement, effective December 13, 2005, to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained, it is agreed as follows:

ARTICLE I—DEFINITIONS

1.01 “Accrued Benefits” shall mean the Executive’s Normal Retirement Benefit calculated on the basis of the Benefit Computation Base as of the date on which the Executive’s employment with the Company terminates, multiplied by a fraction, the numerator of which is the actual number of full years (not to exceed 15) between October 24, 2000, and the date on which Executive’s employment with the Company terminates, and the denominator of which is 15.

1.02 “Actuarial Equivalent” shall mean a benefit of equivalent current value to the benefit which could otherwise have been provided to the Executive, computed on the basis of an annual interest rate equal to 100% of the appropriate (i.e., short-term, mid-term or long-term, as the case may be) Applicable Federal Rate (as described in Section 1274 of the Internal Revenue Code of 1986, as amended (the “Code”)) (the “AFR”) in effect for the month during which any such lump sum payment is to be made. If an Actuarial Equivalent is paid in the discretion of the Committee or the Board of Directors of the Company over a period of time not to exceed 60 months, such payments shall include interest at the appropriate AFR.

1.03 “Benefit Computation Base” shall mean the Executive’s average base salary (without bonus or profit sharing) from the Company over the 12 consecutive complete calendar months during which the Executive’s base salary is the highest, determined without regard for reductions pursuant to Sections 125, 132(f)(4) or 401(k) of the Code.

1.04 “Board of Directors” shall mean the Board of Directors of the Company, the Board of Directors of the Bank, and the Board of Trustees of MHC, as applicable.

1.05 “Cause” shall mean:

(a) dishonest statements or acts of the Executive concerning material matters relating to the Company or any affiliate of the Company;

(b) the commission by or indictment of the Executive for (i) a felony or (ii) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (“indictment,” for these purposes, meaning an indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);

(c) failure to perform to the reasonable satisfaction of the Board of Directors a substantial portion of the Executive’s duties and responsibilities assigned or delegated by the Board of Directors, which failure continues, in the reasonable judgment of the Board of Directors, after written notice given to the Executive by the Board of Directors;

(d) gross negligence, willful misconduct or insubordination of the Executive with respect to the Company or any affiliate of the Company; or

(e) material breach by the Executive of any of the Executive’s obligations under this Agreement or under any Employment Agreement in effect between the Executive and the Company.

1.06 “Change in Control” shall mean the occurrence of one or more of the following events:

(a) following any conversion of Service Bancorp, MHC from mutual to stock form, any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than Service Bancorp, MHC, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same proportions as their ownership of stock of Service Bancorp, MHC), directly or indirectly, of securities of Service Bancorp, MHC, representing fifty percent

(50%) or more of the combined voting power of any of Service Bancorp, MHC’s then outstanding securities; or

(b) any “person” (as hereinabove defined) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than Service Bancorp, MHC, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Bank, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(c) persons who, as of the Effective Date, constituted the Company’s, the Bank’s or MHC’s Board of Directors (the “Incumbent Directors”) cease for any reason including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of such entity, provided that any person becoming a director of the Company, the Bank, or MHC, as applicable, subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (i) a vote of at least a majority of the Incumbent Directors of such entity or (ii) a vote of at least a majority of the Incumbent Directors of such entity who are members of a nominating committee comprised, in the majority, of Incumbent Directors of such entity; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors of such entity or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” other than the Incumbent Directors of such entity, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director of such entity; or

(d) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) other than Service Bancorp, MHC acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(e) following any conversion of Service Bancorp, MHC from mutual to stock form, the stockholders of Service Bancorp, MHC approve a merger or consolidation of Service Bancorp, MHC with any other corporation or other entity, other than (i) a merger or consolidation which would result in the voting securities of Service Bancorp, MHC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Service Bancorp, MHC or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of Service Bancorp, MHC (or similar transaction) in which no “person” (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of MHC’s then outstanding securities; or

(f) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(g) the Board of Trustees or the Board of Corporators of MHC approves a merger or consolidation of MHC with any other corporation or other entity which would result in a Change in Control under Section 1.06(c) if the transaction were consummated

1.07 “Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

1.08 “Effective Date” shall mean the date first written above.

1.09 “Good Reason” shall mean

(a) a reduction in the Executive’s base salary (other than in connection with a salary reduction applicable to senior executives of the Company generally); or

(b) the Company’s material breach of this Agreement or of any Employment Agreement in effect between the Executive and the Company and/or the Bank; or

(c) the relocation of the offices at which the Executive is principally employed to a location more than 50 miles from such offices, which relocation is not approved by the Executive; or

(d) a material and adverse change in the Executive’s position, responsibilities or duties.

1.10 “Normal Retirement Age” shall mean the date on which the Executive attains age 60.

1.11 “Normal Retirement Benefit” shall mean a benefit payable to the Executive for a term of 15 years (180 months) in an annual amount equal to A minus B, where “A” is 70% of the Executive’s Benefit Computation Base and “B” is the sum of (a) 50% of the annual primary social security retirement benefit payable (before earnings reduction) to the Executive starting at age 62 or which would be payable if applied for by the Executive and, (b) the total amounts contributed by the Company to the “company account” (e.g., matching contributions and profit sharing contributions) under the SBERA 401(k) Plan as adopted by the Bank (the “Bank 401(k) Plan”) on behalf of the Executive (such reduction to be calculated on the assumption that the Executive had selected a single life annuity form of payment thereunder). In the case of the termination of the Executive’s employment prior to the Executive reaching her Normal Retirement Age, in calculating the Executive’s Normal Retirement Benefit, the offset for annual primary social security benefit shall be calculated on the basis of the amount projected to be payable at age 62 assuming continued earnings by the Executive at the rate in effect at termination of employment until age 60, and the offset for Company contributions to the Bank 401(k) Plan at the rate in effect at termination of employment until age 60 on behalf of the Executive shall be calculated on the basis of the amount projected to be payable at age 60 assuming continued employment of the Executive until age 60 at the same level of compensation. The “Normal Retirement Benefit” shall be increased by 0.0194% for each month that the Executive is employed by the Company, MHC or the Bank after her Normal Retirement Age.

ARTICLE II—RETIREMENT BENEFITS

2.01 Retirement at or After Normal Retirement Age. If the Executive retires from the employ of the Company at or after attaining her Normal Retirement Age, she shall receive the Normal Retirement Benefit. The Normal Retirement Benefit shall be paid to the Executive in 180 substantially equal monthly payments unless the Executive requests and the Committee approves an Optional Benefit Form in accordance with Section 2.03 hereof. The Executive shall receive such Normal Retirement Benefit commencing on the first day of the month next following her actual retirement. ; provided that if the Executive is then a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, the aggregate amount of the first seven months of the Normal Retirement Benefit shall be paid to the Executive pursuant to this Section 2.01 commencing on the first day of the seventh month following her actual retirement.”

2.02 Extension of Benefits. If the Executive is entitled to receive a benefit hereunder, and following the commencement of benefit payments hereunder she dies before the date the final payment is to be made to the Executive hereunder (the “Final Payment Date”), then the remaining payments that would otherwise have been paid to the Executive hereunder on or before the Final Payment Date shall be paid to the Executive’s beneficiary or beneficiaries or to the Executive’s estate if she fails to designate a beneficiary.

2.03 Optional Forms of Benefits.

(a) In lieu of the 180-month installment form of payment, with the Committee’s approval in its sole discretion, the Executive may elect an Actuarial Equivalent to be paid in the form of a single lump sum payment, provided that (i) such election shall become irrevocable two years prior to the date on which the Executive retires or otherwise terminates employment and (ii) such election would not constitute an acceleration of benefits within the meaning of Section 409A(a)(3) of the Code or otherwise result in the imposition of any additional tax under Section 409A(a)(1)(B) of the Code.

(b) In lieu of the 180-month installment form of payment, the Committee, in its sole discretion, may elect to pay such Actuarial Equivalent in a single lump sum or in substantially equal monthly payments over a period of time not to exceed 60 months, provided that such election shall not be effective unless the Company has delivered to the Executive, not less than 30 days prior to the proposed effective date of such election, an opinion of counsel in form and substance reasonably acceptable to the Executive to the effect that such election would not constitute an acceleration of benefits within the meaning of Section 409A(a)(3) of the Code or otherwise result in the imposition of any additional tax under Section 409A(a)(1)(B) of the Code.

ARTICLE III—DEATH AND DISABILITY BENEFITS

3.01 Death Benefits. If the Executive dies prior to commencement of any payment of benefits hereunder, the Executive’s beneficiary or beneficiaries (or the Executive’s estate if she fails to designate a beneficiary) shall be entitled to receive the Accrued Benefit. Such benefit shall commence in substantially equal monthly payments for a period of 180 months on the first business day of the month following the month of Executive’s death. The Board of Directors of the Company, in its sole discretion, may elect at the time of such death to pay the Actuarial Equivalent of such Accrued Benefit in a single lump sum or over a period of time not to exceed 60 months.

3.02 Disability Benefits. In the event the Committee shall determine, prior to the Executive’s retirement or other termination of employment with the Company, on the basis of such medical evidence as it may require, that the Executive has become disabled, mentally or physically, such that she is prevented from performing all the essential functions of her duties with or without reasonable accommodation, the Executive shall be deemed to be continuously employed by the Company until her Normal Retirement Age, at which time she shall be entitled to a Normal Retirement Benefit pursuant to Section 2.01.

3.03 Return to Work. In the event the Executive returns to work with the Company after a disability described in Section 3.02, this Agreement shall continue in effect as though such disability had not occurred. Notwithstanding anything herein to the contrary, in the event after a disability described in Section 3.02 the Executive commences employment in a full-time business capacity other than with the Company or any of its affiliates, the Executive shall be deemed to have terminated employment with the Company in accordance with Section 4.02(a) as of the date of such commencement of employment.

ARTICLE IV—TERMINATION BENEFITS

4.01 Involuntary Termination.

(a) Termination by Company for Cause. Notwithstanding anything herein to the contrary, if at any time the Company, MHC or the Bank terminates the Executive’s employment for Cause, the Executive shall not be entitled to receive any benefit hereunder and her Accrued Benefit shall be reduced to zero.

(b) Termination by the Company Prior to a Change in Control. If prior to the occurrence of a Change in Control the Company, MHC or the Bank terminates the Executive’s employment other than for Cause, the Executive shall be entitled to receive her Accrued Benefit. She shall begin receiving such benefit in substantially equal monthly payments for a period of 180 months beginning on the first day of the month next following the earlier of (i) the month during which her employment is terminated and (ii) the month during which she attains her Normal Retirement Age; provided that if the Executive is then a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, the aggregate amount of the first seven months of the Accrued Benefit shall be paid to the Executive pursuant to this Section 4.01(b) commencing on the first day of the seventh month following the earlier of (i) the month during which her employment is terminated and (ii) the month during which she attains her Normal

Retirement Age. The Board of Directors of the entity terminating her employment, in its sole discretion, may elect at the time of such termination to pay the Actuarial Equivalent of such Accrued Benefit in a single lump sum or over a period of time not to exceed 60 months; provided that such election shall not be effective unless the Company has delivered to the Executive, not less than 30 days prior to the proposed effective date of such election, an opinion of counsel in form and substance reasonably acceptable to the Executive to the effect that such election would not constitute an acceleration of benefits within the meaning of Section 409A(a)(3) of the Code or otherwise result in the imposition of any additional tax under Section 409A(a)(1)(B) of the Code.

(c) Termination by the Company After a Change in Control. If on or after the occurrence of a Change in Control the Company, MHC or the Bank terminates the Executive’s employment other than for Cause, the Executive shall be entitled to receive her Normal Retirement Benefit. She shall begin receiving such benefit in substantially equal monthly payments for a period of 180 months beginning on the first day of the month next following the earlier of (i) the month during which her employment is terminated and (ii) the month during which she attains her Normal Retirement Age; provided that if the Executive is then a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, the aggregate amount of the first seven months of the Normal Retirement Benefit shall be paid to the Executive pursuant to this Section 4.01(c) commencing on the first day of the seventh month following the earlier of (i) the month during which her employment is terminated and (ii) the month during which she attains her Normal Retirement Age. The Board of Directors of the entity terminating her employment, in its sole discretion, may elect at the time of such termination to pay the Actuarial Equivalent of such Normal Retirement Benefit in a single lump sum or over a period of time not to exceed 60 months; provided that such election shall not be effective unless the Company has delivered to the Executive, not less than 30 days prior to the proposed effective date of such election, an opinion of counsel in form and substance reasonably acceptable to the Executive to the effect that such election would not constitute an acceleration of benefits within the meaning of Section 409A(a)(3) of the Code or otherwise result in the imposition of any additional tax under Section 409A(a)(1)(B) of the Code.

4.02 Voluntary Termination.

(a) Termination by Executive without Good Reason. If the Executive terminates her employment with the Company, MHC and the Bank for reasons other than with Good Reason, disability (except as provided in Section 3.03) or death, she shall be entitled to receive an amount equal to her Accrued Benefit. She shall begin receiving such benefit in substantially equal monthly payments for a period of 180 months beginning on the first day of the month next following the later of (i) the month during which her employment is terminated and (ii) the month during which she attains her Normal Retirement Age; provided that if the Executive is then a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, the aggregate amount of the first seven months of the amount equal to her Accrued Benefit shall be paid to the Executive pursuant to this Section 4.02(a) commencing on the first day of the seventh month following the earlier of (i) the month during which her employment is terminated and (ii) the month during which she attains her Normal Retirement Age. The Board of Directors of the Company, in its sole discretion, may elect at the time of such termination to pay the Actuarial Equivalent of such Accrued Benefit in a single lump sum or over a period of time not to exceed 60 months; provided that such election shall not be effective unless the Company has delivered to the Executive, not less than 30 days prior to the proposed effective date of such election, an opinion of counsel in form and substance reasonably acceptable to the Executive to the effect that such election would not constitute an acceleration of benefits within the meaning of Section 409A(a)(3) of the Code or otherwise result in the imposition of any additional tax under Section 409A(a)(1)(B) of the Code.

(b) Termination by the Executive with Good Reason. If the Executive terminates her employment with the Company, MHC or the Bank with Good Reason, she shall be entitled to receive the Normal Retirement Benefit. She shall begin receiving such benefit in substantially equal monthly payments for a period of 180 months beginning on the first day of the month next following the earlier of (i) the month during which her employment is terminated and (ii) the month during which she attains her Normal Retirement Age; provided that if the Executive is then a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, the aggregate amount of the first seven months of the Normal Retirement Benefit shall be paid to the Executive pursuant to this Section 4.02(b) commencing on the first day of the seventh month following the earlier of (i) the month during which her employment is terminated and (ii) the month during which she attains her Normal Retirement Age. The Board of Directors of the Company, in its sole discretion, may elect at the time of such termination to pay the Actuarial Equivalent of such Normal Retirement Benefit in a single lump sum or over a period of time not to exceed 60 months; provided that such election shall not be effective unless the Company has delivered to the Executive, not less than 30 days prior to the proposed effective date of such election, an opinion of counsel in form and substance reasonably acceptable to the Executive to the effect that such election would not constitute an acceleration of benefits within the meaning of Section 409A(a)(3) of the Code or otherwise result in the imposition of any additional tax under Section 409A(a)(1)(B) of the Code.

4.03 Change in Control.

(a) Anything in this Agreement to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Special Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, the following provisions shall apply:

(i) If the Special Payments, reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by Executive on the amount of the Special Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, Executive shall be entitled to the full benefits payable under this Agreement.

(ii) If the Threshold Amount is less than (x) the Special Payments, but greater than (y) the Special Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes on the amount of the Special Payments which are in excess of the Threshold Amount, then the benefits payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Special Payments shall not exceed the Threshold Amount. To the extent that there is more than one method of reducing the payments to bring them within the Threshold Amount, Executive shall determine which method shall be followed; provided that if Executive fails to make such determination within 45 days after the Company has sent Executive written notice of the need for such reduction, the Company may determine the amount of such reduction in its sole discretion.

(b) For the purposes of this Section 4.03, “Threshold Amount” shall mean three times Executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by Executive with respect to such excise tax.

(c) The determination as to which of the alternative provisions of Section 4.03(a)(ii) shall apply to Executive shall be made by Wolf & Company, P.C., or any other nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or Executive. For purposes of determining which of the alternative provisions of Section 4.03(a) shall apply, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of Executive’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Company and Executive.

ARTICLE V—BENEFICIARY DESIGNATION

The Executive may designate one or more beneficiaries to receive specified percentages of her death benefit payments. The Executive shall designate any such beneficiaries in writing and shall submit such writing to the Chief Financial Officer of the Company. Only designated beneficiaries alive at the Executive’s death shall be entitled to share in the benefit payments. Absent a contrary specification by the Executive in writing submitted to the Chief Financial Officer of the Company, each beneficiary alive at the Executive’s death (or, in the case of the beneficiary’s death after the Executive’s death, the beneficiary’s estate) shall share equally in death benefit payments. If no designated beneficiary is alive at the Executive’s death, her estate shall be entitled to all death benefit payments.

ARTICLE VI—OBLIGATIONS OF EXECUTIVE

6.01 Non-Disclosure by Executive. The Executive shall not disclose to any other person or entity (except as required by applicable law or court order) or use for her own benefit or gain, any confidential information of the Company obtained by her incident to her employment with the Company. The term “confidential information” includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company but does not include any information which has become part of the public domain by means other than the Executive’s non-observance of her obligations hereunder.

6.02 Violation of Agreement. If at any time the Company considers that the Executive is acting in a manner which is in breach of the terms of Section 6.01 above, the Company will so notify the Executive in writing and will request that she cease such action, or take such reasonable action as may be required, to conform to the terms of Section 6.01 above. In the event of a breach by the Executive in the performance of her obligation under the terms of Section 6.01 which is not rectified within 30 days after such notice is mailed by the Company, the Company shall not be obligated to make any further payments under this Agreement.

6.03 Remedies. The Executive agrees that her services and the confidential and proprietary information which she has previously acquired as an employee of the Company is unique, and that any breach of her obligations under this Article VI by her may not be adequately compensated by damages at law, and the Executive agrees, therefore, that the Company shall be entitled, in addition to any other remedies that may be available to it, to equitable relief in a court of equity by injunction or otherwise, without the necessity of proving actual damage to the Company for any breach by the Executive hereunder.

ARTICLE VII—CLAIMS PROCEDURE

The Company shall promptly notify the Executive (or one of her beneficiaries in the case of the Executive’s death) if payment of benefits is not being made, or is not to be made, under this Agreement. In the event that benefits under this Agreement are not paid to the Executive (or one of her beneficiaries in the case of the Executive’s death), and such person believes that he or she is entitled to receive them, a claim shall be made in writing to the Company within 90 days after written notice from the Company to the Executive, her beneficiary, or an appropriate personal representative that payments are not being made, or are not to be made, under this Agreement. Such claim shall be reviewed by the Company. If the claim is approved or denied, in full or in part, the Company shall provide a written notice of approval or denial within 30 days of its receipt of the claim. A written notice of denial shall set forth the specific reason for denial, specific reference to the provision or provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim, if any. Also, such written notice of denial shall indicate the steps to be taken if a review of the denial is desired. A claim shall be deemed denied if the Company does not take action within the aforesaid 30-day period. If a claim is denied and a review is desired, the Executive (or beneficiary in the case of the Executive’s death), shall notify the Company in writing within 30 days after such claim is denied. In requesting a review, the Executive or her beneficiary may review this Agreement or any document relating to it and submit any written issues and comments he or she may feel appropriate. The Company shall then review the claim and provide a written decision within 30 days. The decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement on which the decision is based.

Any decision of the Company shall be binding on the Executive, any beneficiary, or any personal representative. However, no decision shall preclude legal action by the Executive,

beneficiary or personal representative. If the Executive, any beneficiary, or any personal representative shall prevail in any such legal action, such person or persons shall be entitled to receive reimbursement of reasonable attorneys’ fees from the Company, unless the Company acted in good faith in the reasonable belief that its position was justified.

ARTICLE VIII—MISCELLANEOUS

8.01 No Compensation Deferral. The annual benefit payments provided by this Agreement are not part of any salary-reduction plan or arrangement deferring a bonus or salary increase. The Executive has no option to take any current payment or bonus in lieu of the above discussed benefit payments.

8.02 Alienability. Neither the Executive nor any beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Executive or any of her beneficiaries, or be transferable by operation of law in the event of bankruptcy, or otherwise.

8.03 Other Payment. Any annual benefit payments that the Executive receives pursuant to this Agreement shall be in addition to payments she receives pursuant to any other agreements or arrangement she has with the Company.

8.04 Participation In Other Plans. Nothing contained in this Agreement shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Executive to participate in, and be covered by, any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) which the Company may have or may hereafter adopt.

8.05 Funding. The Company reserves the absolute right at its sole discretion to insure or otherwise provide for the obligations of the Company undertaken by this Agreement or to refrain from doing so, and to determine the extent, nature and method thereof. Should the Company elect to insure this Agreement, in whole or in part, through the medium of insurance or annuities, or both, the Company shall be the owner and beneficiary of such policy or policies. At no time shall the Executive be deemed to have any right, title or interest in, or to, any specific asset or assets of the Company, including but not by way of restriction, any insurance or annuity contract or contracts or the proceeds therefrom. At all times, the Executive shall be no more than an unsecured, general creditor of the Company with respect to amounts owed to her under this Agreement. No policy, contract or asset of the Company shall, in any way, be considered to be security for the performance of the obligations of this Agreement.

If the Company elects to insure its obligations under this Agreement by purchasing a life insurance or annuity policy on the life of the Executive, she agrees to sign any papers that may be required for that purpose and to undergo any medical examination or tests which may be necessary, and generally to cooperate with the Company in securing such policy and keeping the same in force.

8.06 Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of The Commonwealth of Massachusetts.

8.07 Not an Employment Contract. This Agreement is not an employment contract, and nothing in this Agreement shall obligate the Company to continue to employ the Executive.

8.08 Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and personal representatives, as the case may be, of the Company and the Executive.

8.09 Communications. Any notice or communication required of either party with respect to this Agreement shall be made in writing and may either be delivered personally or sent by first class mail, as the case may be.

To the Executive, at her home address as appearing on the records of the Company.

To the Company, addressed to the attention of the Chairman of the Board of Directors with a copy addressed to the attention of the Chief Financial Officer.

Each party shall have the right by written notice to change the place to which any notice may be addressed.

8.10 Waiver. The failure of either party to require the performance of any term or obligation of this Agreement or the waiver by either party of any breach of this Agreement shall not foreclose a subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

8.11 Amendment. This Agreement may be amended, modified, or terminated at any time by the mutual written consent of the Company and the Executive.

8.12 Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior written and oral agreements and understandings between the parties hereto pertaining to the subject matter hereof.

8.13 Interpretation. It is the intent of the Company, MHC, the Bank and the Executive that the provisions of this Agreement and all amounts payable to the Executive hereunder meet the requirements of Section 409A of the Code, to the extent applicable to this Agreement and such payments, and the Agreement shall be interpreted and construed in a manner consistent with such intent. Recognizing such intent and the lack of official guidance currently available regarding the application of Section 409A, the Company, MHC, the Bank and the Executive agree to cooperate in good faith in preparing and executing, at such time as sufficient guidance is available under Section 409A and from time to time thereafter, one or more amendments to this Agreement as may reasonably be necessary solely for the purpose of assuring that this Agreement and all amounts payable to the Executive hereunder meet the requirements of Section 409A.

Upon execution below by both parties, this Amended and Restated Agreement will enter into full force and effect and supersede the original Supplemental Retirement Agreement dated March 18, 2003.

SERVICE BANCORP, INC.

/s/ Pamela J. Montpelier	By:	/s/ Michael J. Sheehan
Pamela J. Montpelier		Name:	Michael J. Sheehan
		Title:	Chairman of the Board

SERVICE BANCORP, MHC

/s/ Pamela J. Montpelier	By:	/s/ Michael J. Sheehan
Pamela J. Montpelier		Name:	Michael J. Sheehan
		Title:	Chairman of the Board

STRATA BANK

/s/ Pamela J. Montpelier	By:	/s/ Michael J. Sheehan
Pamela J. Montpelier		Name:	Michael J. Sheehan
		Title:	Director